10753 Macatawa Drive
Holland, MI 49424

NEWS RELEASE

NASDAQ NATIONAL MARKET: FOR RELEASE: DATE: Contact:	MCBC Immediate Nov. 3, 2009 Ronald L. Haan, CEO (616) 392-1517

Respected Business Leader Becomes Chairman of Macatawa Bank Corp.
Richard Postma to Lead Initiatives to Raise Capital, Return Bank to Profitability

Holland, Michigan, November 3, 2009 – The Board of Directors of Macatawa Bank has selected Richard L. Postma, a successful and respected business leader in West Michigan, to be the new Chairman of Macatawa Bank Corp.

Postma, who is the co-founder and CEO of U.S. Signal Co., LLC, has joined the board of the holding company and will work closely with other directors and the Bank’s leadership team to provide strategic direction, improve shareholder value and return the bank to profitability. Backed by more than 35 years of professional experience launching, leading and growing companies, Postma will also work with current and potential investors to raise capital and improve the Bank’s financial position.

He assumes the role of Chairman from Robert E. DenHerder, a founding director of the Bank and who remains on the board.

“The board is extremely pleased to welcome Rich Postma as our new Chairman,” said CEO Ronald L. Haan. “He brings an exceptional track record of performance to his new role with Macatawa Bank. He will be instrumental in setting a new strategic direction for the Bank that will allow us to strengthen our position in Western Michigan.

“As a board, we are appreciative of the fine efforts of Bob DenHerder, who had stepped in to provide continuity and leadership during a time of transition. Bob remains a strong contributor to the board and a valued director.”

Postma, 58, co-founded U.S. Signal, the Midwest’s largest fiber optic carrier network in 2002 and continues to serve at the leadership helm of this Grand Rapids based company. He also holds several additional leadership positions with a variety of companies, serving as Chairman of TurnKey Network Solutions, LLC, a telecommunications contractor focused on infrastructure solutions and R.T. London, Inc., a designer and manufacturer of high-quality durable furniture.

Postma has also served as Co-Chairman and CEO of U.S. Xchange, LLC and has previously served on the Board of Directors and the Audit Committee of Choice One Communications, Inc. He currently serves on the Board of Trustees of Hope College and the Board of Directors of AboveNet Inc., where he is a member of the Audit Committee, Compensation Committee, and Strategy Committee. (ABVT: NYSE).

“These are difficult times for Macatawa Bank as well as most community banks in Michigan and nationwide. As Chairman, I speak for the Board of Directors in that we are committed to return Macatawa Bank to sound banking and business practices and to restore the bank to profitability. This will not be an overnight process and will require the concerted efforts and sense of urgency from our Board, Management Team, and over 420 plus employees. I welcome the challenge to maintain the brand and grow the franchise of Macatawa Bank.”

— more —

Macatawa Bank Postma / page 2 of 2

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Corporation offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing; business and personal deposit services, ATM’s and Internet banking services, trust and employee benefit plan services, and various investment services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting our operations, markets, products, services, pricing, property values, asset quality and the financial capability of borrowers. These statements include, among others, statements related to capital raising initiatives, implementation of new strategies, future financial condition, future growth, and future profitability levels. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission including but not limited to the discussion of “Risk Factors” in Item 1A of our Annual Report on Form 10-K.”